UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VARONIS SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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VARONIS SYSTEMS, INC.
1250 Broadway, 29th Floor
New York, NY 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 5, 2017

Dear Varonis Systems, Inc. Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Varonis Systems, Inc., a Delaware corporation (the “Company”, “Varonis”, “we,” “us” or “our”). The meeting will be held on May 5, 2017 at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 for the following purposes:

1.	To elect the three nominees for director named herein to the Board of Directors to hold office until the 2020 Annual Meeting of Stockholders.

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 6, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Friday, May 5, 2017 at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors

/s/ Yakov Faitelson

Yakov Faitelson
Chief Executive Officer, President
and Chairman of the Board

New York, NY
March 24, 2017

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the internet or, if you receive a proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

VARONIS SYSTEMS, INC.

PROXY STATEMENT

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VARONIS SYSTEMS, INC.
1250 Broadway, 29th Floor
New York, NY 10001

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

May 5, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

When and where will the 2017 Annual Meeting be held?

The meeting will be held on May 5, 2017 at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 6, 2017 will be entitled to vote at the meeting. On this record date, there were 27,117,814 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name

If on March 6, 2017 your shares were registered directly in your name with Varonis Systems, Inc.’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy over the telephone, through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 6, 2017 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of three directors, each for a term of three years; and

•	Proposal 2: Ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (“E&Y”), by the Audit Committee of the Board of Directors of the Company (the “Board”) as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

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How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the appointment of E&Y as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 4, 2017 to be counted.

•	To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on May 4, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Varonis. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about March 24, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

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Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Varonis Systems, Inc.’s General Counsel.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How many votes are needed to approve each proposal?

Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed

Proposal No. 1: Election of Directors	For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome	Not applicable	No – brokers without voting instructions will not be able to vote on this proposal

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Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed

Proposal No. 2: Ratification of the appointment of E&Y	Majority of the votes cast	No effect – not considered votes cast on this proposal	Yes – brokers without voting instructions will have discretionary voting authority to vote

What is the quorum requirement?

The presence at the Annual Meeting, in person or by proxy, of the holders as of the record date of shares of common stock having a majority of the voting power of all shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation, the Board is divided into three classes, Class I, Class II and Class III, with members of each class holding office for staggered three year terms. At each Annual Meeting of Stockholders, one class of directors is elected for a three-year term to succeed the same class whose term is then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the Annual Meeting of Stockholders to be held during the year 2017 for the Class III directors, 2018 for the Class I directors and 2019 for the Class II directors.

The Board will have nine members effective as of April 1, 2017. The term of the three Class III directors expires at the 2017 Annual Meeting. If elected at the Annual Meeting, each of the director nominees would serve until the 2020 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The following table sets forth information with respect to our directors, as of March 6, 2017:

Name	Age	Position
Class I Directors
Rona Segev-Gal	47	Director
Ofer Segev	57	Director
Gili Iohan*	41	Director
Class II Directors
Kevin Comolli	57	Director
John J. Gavin, Jr.	61	Director
Fred Van Den Bosch	70	Director
Class III Directors
Yakov Faitelson	41	Chief Executive Officer, President, Co-founder and Chairman of the Board
Ohad Korkus	38	Chief Technology Officer, Co-founder and Director
Thomas F. Mendoza	66	Director

____________

* Elected a Class I Director by the Board effective as of April 1, 2017.

Each of the nominees listed below was recommended for election by the full Board and currently serves as our director. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Varonis. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting:

DIRECTOR NOMINEES

Yakov Faitelson is our co-founder and has served as our President and Chief Executive Officer and the Chairman of the Board since 2004. Prior to Varonis, Mr. Faitelson held leadership positions in the global professional services and systems integration divisions of NetVision, Inc. and NetApp, Inc. Mr. Faitelson also serves as a director of E8 Storage and Jivry, Inc.

Our Board believes that Mr. Faitelson possesses specific attributes that qualify him to serve as a director, including his long history at Varonis and his experience in the software and technology industry.

Ohad Korkus is our co-founder and has served as a director on the Board and as our Chief Technology Officer since 2007. Prior to Varonis, Mr. Korkus was responsible for architecture, design and development of solutions in NetVision, Inc. and NetApp, Inc.

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Our Board believes that Mr. Korkus possesses specific attributes that qualify him to serve as a director, including his long history at Varonis and his experience in the software and technology industry.

Thomas F. Mendoza has served as a director since June 2015. Mr. Mendoza is vice chairman of NetApp, Inc., a storage and data management solutions provider, since March 2008. From October 2000 to March 2008, Mr. Mendoza served as president of NetApp, Inc. Prior to March 2000, he served in various capacities at NetApp, Inc., including senior vice president, worldwide sales and marketing, senior vice president, worldwide sales and vice president, North American sales. Mr. Mendoza has been a director of ServiceSource International, Inc. since March 2011 and has also served as a director of many other technology companies.

Our Board believes that Mr. Mendoza possesses specific attributes that qualify him to serve as a director, including his many years of operational experience from holding various executive positions at NetApp, Inc. and his deep understanding of the software and technology industry.

CONTINUING DIRECTORS

Kevin Comolli has served as a director since December 2004. Mr. Comolli is a partner at Accel Partners, a global venture capital and growth equity firm. Mr. Comolli also serves as a director of Alfresco Software Inc. and several private companies.

John J. Gavin, Jr. has served as a director since January 2013. Mr. Gavin is an industry veteran with more than 30 years of financial and operational management experience. He most recently served as the Executive Vice President and CFO for leading data center automation software provider BladeLogic. Prior to joining BladeLogic, Mr. Gavin served as the CFO for several companies, including Data General Corporation, Cambridge Technology Partners (CTP) and NaviSite, Inc. Mr. Gavin also serves as a director of Broadsoft, Inc. and Cimpress N.V. Mr. Gavin served as a director of Qlik Technologies Inc. from 2010-2016.

Ofer Segev has served as a director since February 2015. Mr. Segev is Chief Financial Officer and Chief Operating Officer at AlgoSec, Inc., a network security policy management solutions provider, since February 2017. Mr. Segev has over 25 years of management experience in the high-tech and services sectors. Previously, he served as the Vice President of Finance and Chief Financial Officer of AudioCodes Limited, a communications company traded on The Nasdaq Global Select Market, from November 2014 through April 2015. Prior to that, Mr. Segev served as the Chief Executive Officer and as a director of Ness Technologies Srl from 2012 to 2013 and as its Chief Financial Officer from 2007 to 2012. Mr. Segev also serves as a director of Alcobra Ltd.

Rona Segev-Gal has served as a director since December 2004. Ms. Segev-Gal is a partner at TLV Partners, an early stage venture capital fund, since 2015. From 2005 to 2015, Ms. Segev-Gal was a general partner at Pitango Venture Capital. Prior to Pitango, Ms. Segev-Gal served as a partner at Evergreen Venture Partners and as Vice President of Business Development at BRM Technologies Ltd. Ms. Segev-Gal also serves as a director of several private companies.

Fred Van Den Bosch has served as a director since January 2013. Mr. Van Den Bosch is a private investor and business consultant. Previously, he served as CEO of Librato, Inc., as CEO of PANTA Systems, Inc., as Executive Vice President Engineering, CTO and Director at VERITAS Software, Inc, and in various engineering and management positions at the Computer Systems Division of Philips Electronics. Mr. Van Den Bosch also serves as a director of SmarTap A.Y Ltd., as an advisor to OSNexus, Inc., Robin Systems, Inc., Codota Dot Com Ltd, Thehintbox!, Inc. and as a Special Partner at Atlantic Capital Partners.

Gili Iohan had been elected a Class I Director by the Board effective as of April 1, 2017. Ms. Iohan has served as the Company’s Chief Financial Officer since 2005, responsible for the Company's finance, accounting, back office operations and human resources. Prior to joining Varonis, Ms. Iohan was a partner for six years at NextAge Co. Ltd., a financial services advisory firm. While at NextAge Co. Ltd., Ms. Iohan served as a Chief Financial Officer and Strategic Financial Consultant for several companies, including Varonis. Previously, Ms. Iohan served as a Senior Financial Manager at M-Systems Inc. and held a position at KPMG LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
IN FAVOR OF THE ELECTION OF EACH NAMED NOMINEE AS A CLASS III DIRECTOR
FOR A THREE YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

On March 14, 2017, the Board reviewed its composition, the composition of its committees and the independence of each director. The determination of independence of members of the Board was based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships. In making this determination, the Board considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Board has determined that Mr. Comolli, Mr. Gavin, Mr. Mendoza, Mr. Segev, Ms. Segev-Gal and Mr. Van Den Bosch, representing six of our nine directors as of April 1, 2017, are “independent” as that term is defined under the rules of The Nasdaq Global Select Market for purposes of serving on the Board.

Board Leadership Structure

The Chairman, President and CEO positions are held by Yakov Faitelson. Periodically, our Board assesses these roles and the board leadership structure to ensure the interests of the Company and our stockholders are best served. Our Board has determined that its current leadership structure is appropriate as our Chairman, President and CEO has extensive knowledge of all aspects of the Company, our business and risks, and our customers. Our Board has no Lead Independent Director; however, the Board may choose to elect one.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets periodically with senior management responsible for our risk management, and the applicable Board committees meet periodically with the employees responsible for risk management in the committees’ respective areas of oversight. The Board as a whole and the various standing committees receive periodic reports from the head of our legal and operations groups, as well as incidental reports as matters may arise. It is the responsibility of the committees’ chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of the Board

The Board met four times and took action by unanimous written consent two times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. All but two of our Board members attended the 2016 Annual Meeting.

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Information Regarding Committees of the Board

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2016 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance

Yakov Faitelson
Ohad Korkus
Kevin Comolli		X	X
John J. Gavin, Jr.	X		X
Thomas F. Mendoza
Ofer Segev	X
Rona Segev-Gal		X	X
Fred Van Den Bosch	X
Total meetings in fiscal 2016:	4	4	1

Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and assists the Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	appointing, compensating and overseeing the work of our independent auditors, including resolving disagreements between management and the independent registered public accounting firm regarding financial reporting;

•	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviewing the qualifications and independence of the independent registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of our internal control over financial reporting;

•	establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports; and

•	reviewing and approving in advance any proposed related person transactions.

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We believe that the functioning of our Audit Committee complies with the applicable requirements of The Nasdaq Global Select Market and SEC rules and regulations.

The members of our Audit Committee are Mr. Gavin, Mr. Segev and Mr. Van Den Bosch. Mr. Gavin is the chairman of our Audit Committee. The Board has determined that Mr. Gavin qualifies as an “audit committee financial expert” as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002.

The Board has considered the independence and other characteristics of each member of our Audit Committee. Audit committee members must satisfy The Nasdaq Global Select Market independence requirements and additional independence criteria set forth under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, an Audit Committee member may not, other than in his capacity as a member of the board, accept consulting, advisory or other fees from us or be an affiliated person of us. The Board has determined that each of Mr. Gavin, Mr. Segev and Mr. Van Den Bosch of our Audit Committee qualifies as an independent director pursuant to Nasdaq rules and Rule 10A-3.

The Audit Committee operates under a written charter approved by the Board, which is available on our investor website at http://ir.varonis.com/corporate-governance.cfm.

Compensation Committee

Our Compensation Committee oversees our compensation policies, plans and programs. The Compensation Committee is responsible for, among other things:

•	reviewing and recommending policies, plans and programs relating to compensation and benefits of our directors, officers and employees;

•	reviewing and recommending compensation and corporate goals and objectives relevant to compensation of our Chief Executive Officer;

•	reviewing and approving compensation and corporate goals and objectives relevant to compensation for executive officers other than our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer and other executive officers in light of established goals and objectives; and

•	administering our equity compensations plans for our employees and directors.

We believe that the functioning of our Compensation Committee complies with the applicable requirements of The Nasdaq Global Select Market and SEC rules and regulations.

The members of our Compensation Committee are Mr. Comolli and Ms. Segev-Gal. Mr. Comolli is the chairman of our Compensation Committee. The Board has considered the independence and other characteristics of each member of our Compensation Committee. Compensation Committee members must satisfy The Nasdaq Global Select Market independence requirements and additional independence criteria set forth under Rule 10C-1 of the Exchange Act. In order to be considered independent for purposes of Rule 10C-1, the Board must consider whether the director has accepted, other than in his or her capacity as a member of the board, consulting, advisory or other fees from us or whether he or she is an affiliated person of us. Each of the members of our Compensation Committee qualifies as an independent director pursuant to Nasdaq rules and Rule 10C-1 as well as Section 162(m) of the Code.

The Compensation Committee operates under a written charter approved by the Board, which is available on our investor website at http://ir.varonis.com/corporate-governance.cfm.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists the Board in reviewing and recommending corporate governance policies and nominees for election to the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	evaluating and making recommendations regarding the organization and governance of the Board and its committees and changes to our certificate of incorporation and bylaws and stockholder communications;

•	assessing the performance of board members and making recommendations regarding committee and chair assignments and composition and the size of the Board and its committees;

•	recommending desired qualifications for board and committee membership and conducting searches for potential members of the Board by independently searching for, identifying, recruiting and, if appropriate, interviewing candidates, as well as reviewing their qualifications, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;

•	reviewing succession planning for our executive officers and evaluating potential successors; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee.

We believe that the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of The Nasdaq Global Select Market.

The members of our Nominating and Corporate Governance Committee are Mr. Comolli, Mr. Gavin and Ms. Segev-Gal. Mr. Comolli is the chairman of our Nominating and Corporate Governance Committee. The Board has determined that each of Mr. Comolli, Mr. Gavin and Ms. Segev-Gal are independent within the meaning of the independent director guidelines of The NASDAQ Global Select Market.

The Nominating and Corporate Governance Committee operates under a written charter approved by the Board, which is available on our investor website at http://ir.varonis.com/corporate-governance.cfm.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The Code of Business Conduct and Ethics is available on our website at http://ir.varonis.com/corporate-governance.cfm. Any amendment to the code, or any waivers of its requirements, will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

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Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The corporate governance guidelines are available on our website at http://ir.varonis.com/corporate-governance.cfm.

Other Policies

Insider Trading Policy. Our insider trading policy prohibits our employees and directors from engaging in short sales of Company securities, in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This prohibition extends to any hedging, inherently speculative transaction or similar transaction designed to decrease the risks associated with holding Company securities. In addition, our directors and executive officers and any person required to comply with the blackout periods or pre-clearance requirements under our insider trading policy are prohibited from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.

Stockholder Communications

You can contact the Board to provide comments, to report concerns or to ask a question, at the following address:

Corporate Secretary

Varonis Systems, Inc.

1250 Broadway, 29th Floor

New York, NY 10001

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as:

•	Product complaints

•	Product inquiries

•	New product suggestions

•	Resumes and other forms of job inquiries

•	Surveys

•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

You may also communicate online with the Board as a group. Please submit your question using the form you will find on our website: http://ir.varonis.com/contactboard.cfm.

11

proposal no. 2

ratification of selection of independent registered public accounting firm

The Audit Committee of the Board has selected E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. E&Y has audited our financial statements since the fiscal year ended December 31, 2007. Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of E&Y as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of E&Y.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and December 31, 2015 by E&Y, our principal accountant.

	Fiscal Year Ended
	2016	2015
	(in thousands)
Audit Fees (1)	$450	$380
Audit-Related Fees (2)	40	-
Tax Fees (3)	49	40
All Other Fees	-	-
Total Fees	$539	$420

_______________

(1)	Audit fees relate to professional services rendered for the audits of our annual consolidated financial statements and the reviews of our quarterly consolidated financial statements.

(2)	Audit-related fees relate to professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations regarding financial accounting and reporting standards.

(3)	Tax fees consist of professional services for tax compliance, tax advice and tax planning.

All fees described above were pre-approved by the Audit Committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

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Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a description of services expected to be rendered during that year to the Audit Committee for approval.

The Audit Committee pre-approves particular services or categories of services on a case-by-case basis. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the Audit Committee before the independent registered public accounting firm is engaged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN
FAVOR OF RATIFICATION OF THE APPOINTMENT OF E&Y AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of The NASDAQ Global Select Market and rules of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on our investor website at http://ir.varonis.com/corporate-governance.cfm. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

The Audit Committee consists of three members: Mr. Gavin, Mr. Segev and Mr. Van Den Bosch. Mr. Gavin is the chairman of our Audit Committee. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. E&Y is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify our financial statements or guarantee the audits or reports of E&Y. These are the fundamental responsibilities of management and E&Y. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and E&Y;

•	discussed with E&Y the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.

Based on the Audit Committee’s review and discussions with management and E&Y, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the board of directors:

John J. Gavin, Jr. (Chair)
Ofer Segev
Fred Van Den Bosch

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 6, 2017, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Our calculation of the percentage of beneficial ownership is based on 27,117,814 shares of our common stock outstanding as of March 6, 2017. Common stock subject to stock options currently exercisable or exercisable within 60 days of March 6, 2017 is deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

The table is based upon information supplied by officers, directors and principal stockholders, Schedules 13G filed with the SEC and other SEC filings made pursuant to Section 16 of the Exchange Act and the Rules and Regulations promulgated thereunder. Except as otherwise indicated in the table below, addresses of named beneficial owners are c/o Varonis Systems, Inc., 1250 Broadway, 29th Floor, New York, NY 10001.

Name of Beneficial Owner	Number of Shares	% of Total Voting Power

Named Executive Officers and Directors:
Yakov Faitelson(1)	1,196,171	4.3%
Ohad Korkus(2)	796,974	2.9%
Gili Iohan(3)	182,300	*
James O’Boyle(4)	270,691	1.0%
Eric Mann(5)	38,205	*
Kevin Comolli(6)	2,786,333	10.3%
John J. Gavin, Jr.(7)	67,217	*
Thomas F. Mendoza(8)	12,774	*
Ofer Segev(9)	13,367	*
Rona Segev-Gal(10)	19,147	*
Fred Van Den Bosch(11)	44,217	*
All executive officers and directors as a group (11 persons):	5,427,396	19.5%
Other 5% Stockholders:
Evergreen IV, LP(12)	2,818,179	10.4%
Accel Europe Funds(13)	2,745,901	10.1%
Pitango Venture Capital Funds(14)	2,658,630	9.8%
Prudential Financial, Inc.(15)	1,925,541	7.1%

_________________________________

* Represents beneficial ownership of less than one percent (1%).

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(1)	Consists of (i) 702,471 shares held of record by Mr. Faitelson; (ii) 106,426 shares held of record by the Faitelson Family 2014 Trust; and (iii) 387,274 shares subject to stock options exercisable within 60 days of March 6, 2017.

(2)	Consists of (i) 768,080 shares held of record by Mr. Korkus; and (ii) 28,894 shares subject to stock options exercisable within 60 days of March 6, 2017.

(3)	Consists of (i) 22,670 shares held of record by Ms. Iohan; and (ii) 159,630 shares subject to stock options exercisable within 60 days of March 6, 2017.

(4)	Consists of (i) 163,939 shares held of record by Mr. O’Boyle; (ii) 71,000 shares held of record by the Jim O’Boyle 2014 Trust Family; and (iii) 35,752 shares subject to stock options exercisable within 60 days of March 6, 2017.

(5)	Consists of (i) 13,414 shares held of record by Mr. Mann; and (ii) 24,791 shares subject to stock options exercisable within 60 days of March 6, 2017.

(6)	Consists of (i) 18,696 shares held of record by Mr. Comolli; (ii) 1,439 shares subject to restricted stock units exercisable within 60 days of March 6, 2017; (iii) 2,618,712 shares held of record by Accel Europe L.P.; (iv) 62,745 shares held of record by Accel Europe Investors 2004 L.P.; and (v) 84,741 shares held of record by Rothschild Trust Guernsey Limited, as trustee of the Max Trust, of which Mr. Comolli is a beneficiary.

(7)	Consists of (i) 32,778 shares held of record by Mr. Gavin; (ii) 33,000 shares subject to stock options exercisable within 60 days of March 6, 2017; and (iii) 1,439 shares subject to restricted stock units exercisable within 60 days of March 6, 2017.

(8)	Consists of (i) 11,690 shares held of record by Mr. Mendoza; and (ii) 1,084 shares subject to restricted stock units exercisable within 60 days of March 6, 2017.

(9)	Consists of (i) 12,283 shares held of record by Mr. Segev; and (ii) 1,084 shares subject to restricted stock units exercisable within 60 days of March 6, 2017.

(10)	Consists of (i) 17,708 shares held of record by Ms. Segev-Gal; and (ii) 1,439 shares subject to restricted stock units exercisable within 60 days of March 6, 2017.

(11)	Consists of (i) 32,778 shares held of record by Mr. Van Den Bosch; (ii) 10,000 shares subject to stock options exercisable within 60 days of March 6, 2017; and (iii) 1,439 shares subject to restricted stock units exercisable within 60 days of March 6, 2017.

(12)	Based solely on a Form 4 filed on February 16, 2017. Consists of 2,818,179 shares held of record by Evergreen IV, LP, the general partner of which is Evergreen IV GP, L.P., the general partner of which is Evergreen Management Ltd. Evergreen IV GP, L.P. and Evergreen Management Ltd. may be deemed to share voting and dispositive power of the shares held by Evergreen IV, LP. The address of Evergreen IV, LP is 25 Habarzel St., Tel-Aviv, Israel.

(13)	Based solely on a Schedule 13G/A filed on February 14, 2017 and a Form 4 filed on February 13, 2017. Consists of (i) 2,618,712 shares held of record by Accel Europe L.P.; (ii) 62,745 shares held of record by Accel Europe Investors 2004 L.P.; (iii) 16,490 shares held of record by James R. Swartz, who is a manager of Accel Europe Associates L.L.C., (iv) 21,560 shares held of record by Homestake Partners L.P.; and (v) 26,394 shares held of record by Burn 3, L.L.C. Mr. Swartz is a general partner of Homestake Partners, L.P. and a managing member of Burn 3, L.L.C. Accel Europe Associates L.P., the general partner of Accel Europe L.P., and Accel Europe Associates L.L.C., the general partner of Accel Europe Associates L.P., may each be deemed to have sole power to dispose of and vote these shares. James R. Swartz and Kevin Comolli, managers of Accel Europe Associates L.L.C., may be deemed to have shared power to dispose of and vote these shares. The address of Accel Europe Associates L.L.C., Accel Europe Associates L.P., Accel Europe L.P., Accel Europe Investors 2004 L.P. and James R. Swartz is 428 University Avenue, Palo Alto, CA 94301.

(14)	Based solely on a Form 4 filed on January 26, 2017. Consists of (i) 2,602,424 shares held of record by Pitango Venture Capital Fund IV, L.P.; and (ii) 56,206 shares held of record by Pitango Venture Capital Principals Fund IV, L.P. The address of Pitango Venture Capital Fund IV L.P. and Pitango Venture Capital Principals Fund IV L.P. is 11 HaMenofim St., Herzliya, Israel.

(15)	Based solely on a Schedule 13G filed by Jennison Associates LLC on February 3 and Schedule 13G filed by Prudential Financial, Inc. on January 30, 2017. Consist of (i) 1,859,001 shares held of record by Jennison Associates LLC; and (ii) 66,540 shares held of record by Quantitative Management Associates LLC. According to these filings, Jennison Associates LLC and Quantitative Management Associates LLC are subsidiaries of Prudential Financial, Inc., which may be deemed the beneficial owner of and may have direct or indirect voting and/or investment discretion over the above referred 1,925,541 shares. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, NJ 07102-3777.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and certain persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of reports filed with the SEC and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during fiscal 2016, except for (1) Evergreen IV, L.P., which filed late Form 4s with respect to the sale of: (i) 20,000 shares on January 14, 2016 (filed on January 20, 2016); (ii) 14,213 shares on March 29, 2016 (filed on April 1, 2016); and (iii) 12,984 shares on April 6, 2016 and 15,000 shares on April 7, 2016 (both filed on April 11, 2016); (2) Pitango Venture Capital Fund IV, L.P., which filed late Form 4s with respect to the sale of: (i) 17,779 shares and 385 shares on September 6, 2016 (both filed on September 12, 2016); (ii) 18,972 shares and 410 shares on September 7, 2016 (both filed on September 12, 2016); (iii) 13,822 shares and 280 shares on September 21, 2016 (both filed on September 27, 2016); and (iv) 19,577 shares and 423 shares on September 22, 2016 (both filed on September 27, 2016); (3) Yakov Faitelson who filed late a Form 4 with respect to a tax withholding of 3,625 shares on March 4, 2016 (filed on April 11, 2016); (4) James O'Boyle who filed late a Form 4 with respect to a tax withholding of 814 shares on March 4, 2016 (filed on April 11, 2016); and (5) Gili Iohan who filed late a Form 4 with respect to a tax withholding of 2,170 shares on March 16, 2016 (filed on April 11, 2016).

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 6, 2017. Biographical information with regard to Mr. Faitelson, Mr. Korkus and Ms. Iohan is presented under “Proposal No. 1—Election of Directors” in this Proxy Statement.

Name	Age	Position

Yakov Faitelson	41	Chief Executive Officer, President, Co-founder and Chairman of the Board
Ohad Korkus	38	Chief Technology Officer, Co-founder and Director
Gili Iohan*	41	Chief Financial Officer
Eric Mann	56	Chief Operating Officer
James O’Boyle	52	Senior Vice President of Worldwide Sales

____________

* Gili Iohan will resign as Chief Financial Officer effective as of March 31, 2017. Guy Melamed, elected Chief Financial Officer by the Board, effective as of April 1, 2017, will hold the office upon Ms. Iohan’s resignation.

Executive Officers

Eric Mann has served as our Chief Operating Officer since January 2016. Mr. Mann is responsible for leading Varonis’ channel operations and customer success programs. Prior to joining Varonis, Mr. Mann served as Vice President of Americas sales at Fortinet, Inc. Mr. Mann also had a long tenure at NetApp, Inc. where he served in a range of sales leadership assignments and ultimately serving as Senior Vice President and General Manager of Americas sales. Prior to NetApp, Mr. Mann served with EMC Corporation for 11 years in a number of sales leadership positions.

James O’Boyle has served as our Senior Vice President of Worldwide Sales since 2006. Prior to joining Varonis, Mr. O’Boyle held leadership roles at Neoteris/Netscreen (which was acquired by Juniper), BlueCoat Systems, Inc. and Wellfleet/Bay Networks (which was acquired by Nortel).

Mr. Melamed, elected Chief Financial Officer by the Board, effective as of April 1, 2017, has served in various finance roles with the Company since 2011, most recently as Vice President of Finance, during which time he was responsible for financial planning, reporting and operations and was instrumental in building and managing the global finance organization. Prior to joining Varonis, Mr. Melamed held positions at Ernst & Young as an Audit Manager, and KPMG, working with both foreign and domestic public and private companies.

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EXECUTIVE COMPENSATION

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act).

As an emerging growth company, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The table below sets forth the annual compensation earned during fiscal 2015 and 2016 by our principal executive officer and our next two most highly-compensated executive officers, or our named executive officers or NEOs.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)

Yakov Faitelson	2016	400,000	337,400	196,269	389,837	10,600(3)	1,334,106
President and Chief Executive Officer	2015	380,000	1,045,800	635,319	32,096	10,600	2,103,815

Eric Mann(4)	2016	344,840	1,433,950	834,145	221,926	-	2,834,861
Chief Operating Officer

James O’Boyle	2016	285,000	253,050	147,202	261,582	15,601(5)	962,435
Senior Vice President of Worldwide Sales	2015	240,000	239,040	145,216	192,718	15,590	832,564

_______________________________

(1)	Represents the grant date fair value of each award computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). For a summary of the assumptions made in the valuation of the awards granted in 2016, please see Note 2.l, “Accounting for Stock-Based Compensation,” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 and, for awards granted in 2015, please see Note 2.l, “Accounting for Stock-Based Compensation,” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)	Represents performance-based (i) bonus earned by Mr. Faitelson in respect of company performance in the relevant fiscal year and (ii) annual sales commissions paid to Messrs. Mann and O’Boyle in the relevant fiscal year. The material terms of the non-equity incentive plan compensation paid to named executive officers in our last completed fiscal year are described below in the section entitled “2016 Bonus Arrangements.”

(3)	Represents Company matching contributions to the 401(k) savings plan.

(4)	Mr. Mann was employed by us commencing on January 7, 2016.

(5)	Includes $5,001 in car allowance and $10,600 in Company matching contributions to the 401(k) savings plan.

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EXECUTIVE OFFER LETTERS AND ARRANGEMENTS

Employment Agreements

Employment Agreements. On February 10, 2014, in connection with our initial public offering, we entered into employment agreements with Messrs. Faitelson and O’Boyle, and, on January 7, 2016, we entered into an employment agreement with Mr. Mann.

The current employment agreements with each of Messrs. Faitelson and O’Boyle became effective upon the completion of our initial public offering. According to the employment agreements each executive will receive an annual base salary, initially set at $380,000 for Mr. Faitelson and $240,000 for Mr. O’Boyle, which may be increased during the employment term (but not decreased other than pursuant to an across-the-board reduction that applies to all employees or to senior executives), in the sole discretion of the Compensation Committee. In 2017, the Compensation Committee established a base salary for Mr. Faitelson of $400,000 and a base salary for Mr. O’Boyle of $310,000. With respect to Mr. Faitelson, the employment agreement also provides for an annual target bonus opportunity initially set at $160,000. For 2017, Mr. Faitelson’s annual target bonus opportunity is $400,000. With respect to Mr. O’Boyle, the employment agreement provides for an annual target commission bonus opportunity initially set at $210,000. For 2017, Mr. O’Boyle’s annual target commission bonus opportunity is $310,000. Unless terminated earlier, the employment agreements have an initial term of three years following the effective date, subject to automatic one-year renewals unless either party provides ninety days’ written notice to the other prior to the expiration of the term.

The current employment agreement with Mr. Mann provides that he will receive an annual base salary of $350,000, which may be increased during the employment term (but not decreased other than pursuant to an across-the-board reduction that applies to all employees or to senior executives), in the sole discretion of the Compensation Committee. The employment agreement also provides that Mr. Mann will have an annual target commission bonus opportunity equal to the then-existing base salary. For 2017, Mr. Mann’s annual target commission bonus opportunity is $350,000. Unless terminated earlier, the employment agreement has an initial term of three years following the effective date, subject to automatic one-year renewals unless either party provides ninety days’ written notice to the other prior to the expiration of the term.

2016 Bonus Arrangements

Mr. Yakov Faitelson. Mr. Faitelson participated in our 2016 Cash Incentive Plan, which provided the opportunity for him to earn targeted total bonus compensation in the amount of $350,000 in the form of quarterly and year-end bonus awards weighted as follows: (i) 90% based on the quarterly achievement of company revenue targets and (ii) 10% based upon individual performance as determined by the Compensation Committee in its discretion. We must achieve the predetermined threshold level of corporate performance in respect of revenue targets before any payments may be made under the plan. The 2016 Cash Incentive Plan provided for no bonus to be paid if our quarterly and annual revenues were less than certain minimum amounts established for the corresponding fiscal periods and for a cap equal to 115% of the target bonus amount to be paid if our revenue performance equaled or exceeded “stretch” revenue amounts for the same periods. Based on Company and individual performance, Mr. Faitelson was awarded bonuses in 2016 in the aggregate amount of $389,837.

Mr. Eric Mann and Mr. James O’Boyle. Messrs. Mann and O’Boyle each participated in 2016 Sales Compensation Plans pursuant to which they were entitled to annual sales commissions based on the revenues, generated with their assistance, which we receive from the sale of our products and services worldwide. Pursuant to their 2016 Sales Compensation Plans, each of Mr. Mann and Mr. O’Boyle had the opportunity to earn an annualized target commission of $350,000 and $285,000, respectively, for the year if the annual “collected net revenues target” (as defined in the plans) was met, or a pro-rata portion of his target compensation if annual collected net revenues were below the annual collected net revenues target. For any additional annual collected net revenues in excess of 100% of the annual collected net revenues target, Messrs. Mann and O’Boyle were entitled to receive two percent (2%) of any such excess. Pursuant to the 2016 Sales Compensation Plans (as well as prior plans for Mr. O’Boyle), the performance condition for the sales commission was not met unless related revenues were collected by us; accordingly, Messrs. Mann and O’Boyle became entitled to receive commission bonus payments with respect to any fiscal year only after we collected the net revenues to which the commission bonus payments relate. In 2016, Mr. Mann received an aggregate amount of commissions equal to $221,926. Assuming 100% collection of 2016 net revenues, Mr. Mann would receive an additional amount equal to $104,176 as a commission bonus. Mr. O’Boyle received in 2016 an aggregate amount of commissions equal to $261,582, which represents the sum of (i) $182,723 resulting from collected net revenues under the 2016 Sales Compensation Plan; (ii) $78,723 resulting from collected net revenues under his 2015 Sales Compensation Plan; and (iii) $136 resulting from collected net revenues under his 2014 and 2013 Sales Compensation Plans. Assuming 100% collection of 2016 net revenues, Mr. O’Boyle would receive an additional amount equal to $84,201 as a commission bonus.

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Pension and Non-Qualified Deferred Compensation Plans

We did not maintain a pension plan or non-qualified deferred compensation plan for any of our NEOs in fiscal year 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon a termination by us without “cause” (as defined in the respective employment agreements) or upon a termination by the executive for “good reason” (as defined in the respective employment agreements) and provided that the executive signs and does not revoke a general release of claims, the executive will be entitled to the following severance benefits: (i) with respect to Messrs. Faitelson and O’Boyle, a lump sum payment equal to one times the executive’s base salary, and with respect to Mr. Mann, a lump sum payment ranging from one-third to one times his base salary depending on Mr. Mann’s tenure at the time of the qualifying termination of employment, and (ii) with respect to Mr. Faitelson, an amount equal to a pro rata portion of the annual bonus that he would have earned for the year of termination based on actual performance, and with respect to Messrs. Mann and O’Boyle, an amount equal to the amount of the annual commissions earned by the executive but not paid prior to the executive’s date of termination. Upon a termination by us without “cause” or upon a termination by the executive for “good reason” within the one-year period following a “change in control” (as defined in the respective employment agreements) and provided that the executive signs and does not revoke a general release of claims, the executive will be entitled to the following enhanced severance benefits: (i) for Messrs. Faitelson and O’Boyle, a lump sum payment equal to one and a half times the executive’s base salary, and for Mr. Mann, a lump sum payment equal to one times his base salary, (ii) for Mr. Faitelson, an amount equal to his target annual bonus for the year of termination, and for Messrs. Mann and O’Boyle, an amount equal to the executive’s target annual commission opportunity for the year of termination to the extent not previously paid, and (iii) immediate vesting of all of the executive’s outstanding equity-based awards (referred to as “double trigger” vesting).

If the executive’s employment is terminated by us for cause (or if the executive resigns without good reason), the executive will not be entitled to any further compensation or benefits other than any accrued but unpaid base salary, reimbursement for any business expenses properly incurred by executive prior to the date of termination and vested benefits, if any, to which the executive may be entitled under the terms of Company’s employee benefit plans as of the date of termination.

The employment agreements with Messrs. Faitelson, Mann and O’Boyle provide that in the event that any amount payable to the executive is determined under the Internal Revenue Code to be made in connection with a change in control of the Company, and such payments would result in a loss of deduction for the Company under Section 280G of the Internal Revenue Code with respect to “excess parachute payments,” the executive’s payments will be reduced to the amount that would not result in the loss of deduction.

The employment agreements contain standard twelve-month post-termination non-competition and non-solicitation covenants. If the executive breaches any of the restrictive covenants, we are not required to make any of the severance payments listed above, and we can require the executive to repay any of the severance payments previously made.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2016

The following table shows information regarding outstanding equity awards held by each named executive officer as of our fiscal year end, December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Yakov Faitelson	176,950	–	1.256	1/15/2019
	52,560	–	1.256	6/25/2019
	68,949	–	1.256	8/5/2019
	7,356	–	8.8	2/27/2022
	49,584	35,416(2)	21	8/7/2024
	16,042	18,958(3)	29.88	2/20/2025
	-	20,000(3)	16.87	2/17/2026
					26,250(4)	703,500
					20,000(5)	536,000
Eric Mann	-	85,000(3)	16.87	2/17/2026
					85,000(5)	2,278,000
James O’Boyle	5,500	1,000(3)	12.47	4/17/2023
	2,063	937(3)	39.86	3/21/2024
	16,146	8,854(3)	22.01	5/12/2024
	3,667	4,333(3)	29.88	2/20/2025
	-	15,000(3)	16.87	2/17/2026
					6,000(4)	160,800
					15,000(5)	402,000

(1)	Represents the market value of the unvested shares subject to Restricted Stock Units (“RSUs”) based on the closing price of our common stock on December 30, 2016, which was $26.80 per share.

(2)	1/48th of the shares subject to the option vests each month on the same day of the month as the grant date (and if there is no corresponding day, on the last day of the month), subject to Mr. Faitelson continuing to be employed by us through each such date.

(3)	25% of the option award vests on the first anniversary of grant, and an additional 1/48th of the shares subject to the option vests at the end of each one-month period thereafter, subject to the optionee continuing to be employed by us through each such date.

(4)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 29, 2016, subject to the grantee continuing to be employed by us through each such date.

(5)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 28, 2017, subject to the grantee continuing to be employed by us through each such date.

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DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)($)	Total ($)
Kevin Comolli	38,250	134,000	172,250
John J. Gavin Jr.	43,375	134,000	177,375
Thomas F. Mendoza	26,250	134,000	160,250
Ofer Segev	31,125	134,000	165,125
Rona Segev-Gal	29,875	134,000	163,875
Fred Van Den Bosch	31,125	134,000	165,125

____________

(1)	Represents the grant date fair value of the RSU awards granted on May 9, 2016. The following table shows the aggregate number of stock options and RSU awards held by each or our non-employee directors as of December 31, 2016:

	Options	Restricted Stock Units
Director	(#)	(#)
Kevin Comolli	-	4,126
John J. Gavin Jr.	33,000	4,126
Thomas F. Mendoza	-	2,708
Ofer Segev	-	2,708
Rona Segev-Gal	-	4,126
Fred Van Den Bosch	10,000	4,126

We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings. None of our employee directors receives additional compensation for his or her service on the Board.

During 2016, we undertook a review of the director compensation program for the first time since our initial public offering in February 2014. Based on the analysis of the independent compensation consultant retained by the Compensation Committee and the recommendation of the Compensation Committee, the Board approved the director compensation program described below. Effective as of October 1, 2016, non-employee directors receive the following cash compensation for Board and Board committee services, as applicable, paid on a quarterly basis:

•	$30,000 per year for service as a Board member;

•	$20,000 per year for service as the chair of the Audit Committee and $7,500 per year for service as a member (other than as chair) of the Audit Committee;

•	$10,500 per year for service as the chair of the Compensation Committee and $5,000 per year for service as a member (other than as chair) of the Compensation Committee; and

•	$7,500 per year for service as the chair of the Nominating and Corporate Governance Committee and $3,500 per year for service as a member (other than as chair) of the Nominating and Corporate Governance Committee.

In addition, each non-employee director is also entitled to receive a RSU grant for shares of our common stock in the amount of $190,000 every year following the date of our Annual Meeting of Stockholders. Each such RSU will vest with respect to 1/12 of the RSUs upon the end of each calendar month following the date of the grant, subject to the director’s continued service on the Board. The change to equity compensation for our non-employee directors will take effect with the 2017 annual grant.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the number of shares of our common stock subject to outstanding stock options and RSUs under our 2013 Omnibus Equity Incentive Plan (the “2013 Plan”) and our 2005 Stock Plan, as amended, the weighted average exercise price of outstanding stock options and the number of shares remaining available for future grants under the 2013 Plan and for future purchases under our 2015 Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2016. Future grants may not be made pursuant to the 2005 Stock Plan. In the event of certain changes in our capitalization, such as a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our common stock, our Compensation Committee will make appropriate adjustments to (i) under our 2013 Plan, the aggregate and individual share limits and to the number, class and/or exercise price under outstanding awards in order to prevent undue diminution or enlargement of the benefits or potential benefits available and (ii) under our ESPP, the number and class of shares or other securities that are reserved for issuance and the option price.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)(1)(2)
Equity compensation plans approved by security holders	3,831,859	$15.44(3)	420,470(4)
Equity compensation plans not approved by security holders	-	-	-
Total	3,831,859	$15.44	420,470

_______________

(1)	The Company initially reserved 1,904,633 shares of common stock for issuance under the 2013 Plan. The number of shares of common stock available for issuance under the 2013 Plan was increased on January 1, 2016, and will be increased each January 1 thereafter, by four percent (4%) of the number of shares of our common stock issued and outstanding on each December 31 immediately prior to the date of increase, except that the amount of each increase will be limited to the number of shares of common stock necessary to bring the total number of shares of our common stock available for grant and issuance under the 2013 Plan to five percent (5%) of the number of shares of common stock issued and outstanding on each such December 31. On January 1, 2016 and 2017, the share reserve under the 2013 Plan was automatically increased by 1,042,766 and 1,072,870 shares, respectively.

(2)	The Company initially reserved 500,000 shares of common stock for purchase under the ESPP. The number of shares of common stock available for issuance under the ESPP was increased on January 1, 2016, and will be increased each January 1 thereafter, by an amount equal to the lesser of (i) one percent (1%) of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase, except that the amount of each such increase will be limited to the number of shares of common stock necessary to bring the total number of shares of common stock available for issuance under the ESPP to two percent (2%) of the number of shares of common stock issued and outstanding on each such December 31, or (ii) 400,000 shares of common stock. On January 1, 2016 and 2017, the share reserve under the ESPP was automatically increased by 21,383 and 158,695 shares, respectively.

(3)	Since RSU awards have no exercise price, they are not included in the weighted-average exercise price calculation in this column.

(4)	Represents, as of December 31, 2016, 42,730 shares of common stock that remained available for issuance under the 2013 Plan and 377,740 shares of common stock that remained available for purchase under the ESPP.

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TRANSACTIONS WITH RELATED PERSONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Employment Arrangements and Indemnification Agreements

We have entered into employment arrangements with certain current executive officers. See “Executive Compensation.”

We have also entered into indemnification agreements with certain directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy that our executive officers, directors, nominees for election as a director, 5% stockholders, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a transaction with us without the prior consent of our Audit Committee, or other independent members of the Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, 5% stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider all facts and information that is available and deemed relevant by the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Varonis stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us by contacting our General Counsel at 1250 Broadway, 29th Floor, New York, NY 10001, or (877) 292-8767.

24

OTHER MATTERS

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and be received by our General Counsel at 1250 Broadway, 29th Floor, New York, NY 10001, no later than the close of business on November 24, 2017, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. If, however, our 2018 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary of our 2017 Annual Meeting of Stockholders, then the deadline is a reasonable amount of time before we begin to print and mail the Proxy Statement for the 2018 Annual Meeting of Stockholders.

If you wish to submit a proposal (including a director nomination) at the 2018 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our General Counsel not later than the close of business on February 17, 2018 nor earlier than the close of business on January 18, 2018. The notice must contain certain information as specified in our bylaws. If, however, our 2018 Annual Meeting of Stockholders is called for a date that is not within 25 days before or after the anniversary of our 2017 Annual Meeting of Stockholders, then the deadline is not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

___ ___ ___ ___ ___ ___ ___ ___ ___

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Stockholders may contact the Board by writing to them c/o our General Counsel at 1250 Broadway, 29th Floor, New York, NY 10001, and such mail will be forwarded to the director or directors, as the case may be.

By Order of the Board of Directors

/s/ Yakov Faitelson

Yakov Faitelson
Chief Executive Officer, President
and Chairman of the Board

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to: Varonis Systems, Inc., Attn: Legal Department, 1250 Broadway, 29th Floor, New York, NY 10001.

25

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
VARONIS SYSTEMS, INC. 1250 BROADWAY, 29TH FLOOR NEW YORK, NY 10001	If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH
AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	To elect the three nominees for director named below to the Board of Directors to hold office until the 2020 Annual Meeting of Stockholders.	☐	☐	☐

Nominees
01 Yakov Faitelson 02 Ohad Korkus 03 Thomas F. Mendoza

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
2.	To ratify the appointment by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.					☐	☐	☐

3.	To conduct any other business properly brought before the meeting.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

VARONIS SYSTEMS INC. Annual Meeting of Stockholders May 5, 2017 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Yakov Faitelson and Guy Melamed, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VARONIS SYSTEMS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM, EDT, on May 5, 2017, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side